UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2007

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 9, 2007, The Allied Defense Group, Inc. ("Allied" or the "Company") issued a press release announcing a restatement of certain financial information previously reported for the quarter ended September 30, 2006, as discussed in item 4.02 below. A copy of the news release is attached hereto as Exhibit 99.1.

The information provided in this Current Report on Form 8-K is being provided pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.6 of Form 8-K, the information in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Based on the recommendation of management, on February 6, 2007, the Audit Committee of Allied determined that certain financial statements for the three and nine month periods ended September 30, 2006, should no longer be relied upon because of an error in such financial statements.

The financial statements for these periods contain an error in the inventory balance at September 30, 2006, which was overstated due to an error in contract accounting at the Company’s Belgian subsidiary MECAR SA. In the third quarter of 2006, MECAR installed a new module of its integrated computer system called SAP 5, which was adopted to automate and improve the internal controls regarding contract accounting and revenue recognition under the percentage of completion method at MECAR. In the initial implementation phase as of September 30, 2006, an error was made in the transfer of costs from inventory to costs of goods sold for specific sales contracts as of September 30, 2006. This inventory balance was overstated and cost of sales was understated by the inventory value of shipments on sales contracts that had been made between June 30, 2006 and September 30, 2006, but not deducted from the valuation of inventory at September 30, 2006. This error was discovered in February of 2007 by the management of MECAR in their year-end review of contracts. Management is still in the process of accessing the scope of the adjustment that will be necessary

In the Form 10-K/A for the period ending December 31, 2005, the Company reported that the contract accounting at MECAR had been a material weakness of the Company’s internal controls and the Company was working to improve the systems and accounting expertise at MECAR. Due to the Company’s inability to place reliance on the internal controls regarding the Company’s existing contract accounting system at MECAR, the Company invested in a new module of SAP software (SAP 5) to incorporate contract accounting. In November 2006, when the Company was finalizing the financial reporting for September 30, 2006, the Company used the output of this newly installed software module to calculate its inventory and cost of goods sold. The Company did not realize until its year-end review that the system had not been correctly implemented and that it had not properly transferred the inventory costs for partial shipments. A correction has since been made to system to enable it to properly account for partial shipments. The system has been tested again and results have been cross checked using a manual system to ensure that all of the transactions have been properly accounted for.

In addition to upgrading the reporting system the Company realized in the forth quarter of last year that more changes were needed. In December 2006, the Company retained an outside consulting firm headquartered in Amsterdam to provide interim CFO services and additional financial and operational consulting services to MECAR. The engagement focuses on improving the timeliness and accuracy of financial and management reporting and providing leadership for ongoing efforts to improve efficiencies, reduce costs and lower MECAR’s breakeven.

The Company currently expects to finalize the restatement and to file the Form 10-Q/A for the quarter ended September 30, 2006, and its Form 10-K for the period ended December 31, 2006, no later than March 16, 2007.

The Company's Audit Committee has reviewed with management the matters disclosed in this filing under Item 4.02(a) and concur with management’s recommendation that a restatement is appropriate.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 News Release of The Allied Defense Group, Inc., issued on February 9, 2007.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings by the Company with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

February 9, 2007	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	News Release of The Allied Defense Group, Inc., issued on February 9, 2007.